UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2023

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard Suite 6000 West
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

CEO Appointment

On June 19, 2023, the board of directors (the “Board”) of Entravision Communications Corporation (the “Company”) appointed Michael Christenson as the Company’s Chief Executive Officer, effective as of July 1, 2023. As a result of Mr. Christenson’s appointment, Christopher Young, who has served as the Company’s Interim Chief Executive Officer since January 2, 2023, will step down from that role effective the same date, and will continue in his role as Chief Financial Officer and Treasurer.

Prior to his appointment as Chief Executive Officer of the Company, Mr. Christenson, 64, has served as a Managing Partner at Mayten Research, a private investment and advisory firm, from 2022 to the present. Previously, Mr. Christenson served as the President and Chief Operating Officer of New Relic, Inc., a cloud-based observability platform that engineers use to build and manage enterprise systems, from October 2019 to June 2021, and as a member of New Relic, Inc.’s Board of Directors from August 2018 to June 2021. Prior to that, Mr. Christenson served as a Managing Director at Allen & Company, a private investment banking firm, from 2010 until December 2019, where he provided advice and investment banking services to companies in the software sector. From 2005 to 2010, Mr. Christenson served in various roles at CA, Inc., an enterprise systems management and security software company, most recently as President and Chief Operating Officer. Prior to joining CA, Inc., Mr. Christenson was an investment banker at Salomon Brothers, Inc. and its successor firm, Citigroup Global Markets, Inc., from 1987 to 2004. Mr. Christenson also previously served on the Board of Directors of LogMeIn, Inc., a provider of cloud-based communications, collaboration, identity management, and customer support software, from 2010 to 2019.

There were no arrangements or understandings between Mr. Christenson and any other person pursuant to which Mr. Christenson was selected as an officer. Mr. Christenson does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, on June 19, 2023, the Company entered into an executive employment agreement (the “Employment Agreement”) with Mr. Christenson. Under the terms of the Employment Agreement, which was recommended by the Company’s Compensation Committee and approved by the Board, Mr. Christenson will be paid an annual base salary of $950,000, subject to annual review by the Board or Compensation Committee. Additionally, Mr. Christenson will have the opportunity to earn an annual cash bonus targeted at 100% of his annual base salary, except that for the 2023 calendar year Mr. Christenson’s annual bonus will be pro-rated based on the number of calendar days he is employed during 2023 and guaranteed to equal at least 100% of his base salary actually paid with respect to 2023. Mr. Christenson will also be paid a one-time sign-on bonus of $50,000.

The Employment Agreement provides for the Company to grant Mr. Christenson (i) an initial one-time award of 1,000,000 time-based restricted stock units (the “Initial RSUs”) and (ii) an initial one-time award of 1,000,000 performance-based restricted stock units (the “Initial PSUs”, and together with the Initial RSUs, the “Initial Equity Awards”). Each Initial RSU and Initial PSU represents the right to receive one share of Class A Common Stock of the Company upon vesting of such Initial RSU or Initial PSU, as applicable. The Initial Equity Awards shall be granted under the Company’s 2023 Inducement Plan (as described below) as inducement awards consistent with the requirements for employment inducement awards under §303A.08 of the New York Stock Exchange (“NYSE”) Listed Company Manual. The Initial RSUs shall be subject to the terms and conditions of a restricted stock unit award agreement, including with respect to vesting, substantially in the form attached hereto as Exhibit 10.3 and the Initial PSUs shall be subject to the terms and conditions of a performance-based restricted stock unit award agreement, including with respect to vesting, substantially in the form attached hereto as Exhibit 10.4.

Additionally, on June 19, 2023, the Company entered into a participation agreement (a “Participation Agreement’) with Mr. Christenson, pursuant to which Mr. Christenson agrees to participate as a “Group I Executive” in the Company's Executive Severance and Change in Control Plan, the current version of which has been previously filed by the Company. Pursuant to Mr. Christenson’s Participation Agreement, for purposes of his participation in the Executive Severance and Change in Control Plan, the definition of “Good Reason” will also include the failure of Mr. Christenson to be the Chief Executive Officer of a publicly traded company.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of Mr. Christenson’s Employment Agreement, the form agreement for the Initial RSUs, the form agreement for the Initial PSUs and the Participation Agreement, copies of which are attached hereto as Exhibits 10.1, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference. The Company also expects to enter into an Indemnification Agreement with Mr. Christenson that is substantially consistent with the form of Indemnification Agreement entered into with the Company’s other similarly situated executive officers.

Adoption of Inducement Plan

On June 19, 2023, the Board approved the Company’s 2023 Inducement Plan (the “Inducement Plan”) to reserve 2,000,000 shares of the Company’s Class A common stock to be used exclusively for grants of equity-based awards to individuals who were not previously employees of the Company, as an inducement material to the individual’s entry into employment with the Company within the meaning of Listing Rule 303A.08 of the NYSE. The Inducement Plan was adopted by the Board without stockholder approval pursuant to NYSE Listing Rule 303A.08. The terms and conditions of the Plan are substantially similar to the Company’s stockholder-approved 2004 Equity Incentive Plan, as amended. The Initial Equity Awards to Mr. Christenson are expected to be issued under the Inducement Plan.

The foregoing description of the terms of the Inducement Plan does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Plan and the forms of award agreements adopted under the Plan, copies of which are included hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 20, 2023, the Company issued a press release announcing the appointment of Mr. Christenson, which press release is being furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. The information provided pursuant to this Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any future registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Employment Agreement, dated June 19, 2023, by and between the Company and Michael Christenson

10.2*	Entravision Communications Corporation 2023 Inducement Plan

10.3*	Entravision Communications Corporation 2023 Inducement Plan, Restricted Stock Unit Award

10.4*	Entravision Communications Corporation 2023 Inducement Plan, Performance Unit Award

10.5*	Participation Agreement, effective June 19, 2023, by and between the Company and Michael Christenson

99.1*	Press Release dated June 20, 2023

_______________

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entravision Communications Corporation

Date:	June 20, 2023	By:	/s/ Mark A. Boelke
Mark A. Boelke, General Counsel and Secretary